CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-100561 of The Procter & Gamble Company on Form S-8 of our report dated 28 September 2010, appearing in this Annual Report on Form 11-K of The Procter & Gamble 1-4-1 Plan for the year ended 30 June 2010.

/s/ DELOITTE LLP

Newcastle upon Tyne, United Kingdom

28 September 2010